Exhibit 10.14.4

Emergency Medical Services Corporation

Second Amended and Restated Long-Term Incentive Plan

Amended and Restated Executive Officer Restricted Stock Agreement

This Amended and Restated Executive Officer Restricted Stock Agreement (the “Amended and Restated Agreement”) is entered into effective as of [                      ] between Emergency Medical Services Corporation, a Delaware corporation, (the “Company”) and [                            ] (“Participant”).  The Company and the Participant entered into an original restricted stock agreement (the “Original Agreement”) effective as of [                                  ] (the “Date of Grant”), which Original Agreement is superseded in its entirety by this Amended and Restated Agreement.

1.     Long-Term Incentive Plan.  This Amended and Restated Agreement is entered into pursuant to the terms of the Emergency Medical Services Corporation Amended and Restated Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”), which is incorporated herein and made a part hereof for all purposes. To the extent that any provision of this Amended and Restated Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Amended and Restated Agreement shall be deemed amended so as to carry out the purpose and intent of the Plan.

2.     Definitions. All capitalized terms used in this Amended and Restated Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Amended and Restated Agreement. As used in this Amended and Restated Agreement, the following terms have the meanings set forth below:

“Acquisition Projection Adjustment” means that upon consummation of any acquisition by the Company, by merger, consolidation, purchase of a substantial portion of the assets or equity interests of, or by any other manner, of any entity that is consummated during a Performance Period, the Adjusted EBITDA Targets in the then-current Performance Period will increase by the amount of the pro forma Adjusted EBITDA contribution for such Performance Period, (i) less the pro forma Adjusted EBITDA contribution for the initial 90-day period following the closing date of such acquisition, (ii) plus, in the sole discretion of the Committee, any additional upward adjustment amount if the pro forma annualized Adjusted EBITDA exceeds $10 million.

“Adjusted EBITDA” means the definition set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 as filed with the United States Securities and Exchange Commission.

“Adjusted EBITDA Target” means the Adjusted EBITDA targets set forth for each Performance Period in accordance with the definition of “Performance Requirement.”

“Compensation Committee Certification” means the written certification by the Committee required under Section 1.162-27(e)(5) of the Treasury Regulations underlying the Code (or any successor statute thereto).

“Initial Performance Period” means the period of time commencing on July 1, 2010 and expiring at the end of December 31, 2010.

“Liquidity Event” means (i) the sale of all, or substantially all, of the Company’s consolidated assets, including, without limitation, a sale of all or substantially all of the assets of the Company or any of its subsidiaries whose assets, constitute all or substantially all of the Company’s consolidated assets, in any single transaction or series of related transactions or (ii) any merger or consolidation of the Company with or into another entity unless, after giving effect to such merger or consolidation, the holders of the Company’s shares (on a fully-diluted basis) immediately prior to the merger or consolidation, own shares or other equity interests (on a fully-diluted basis) of the surviving or resulting corporation or other entity representing a majority of the outstanding voting power to elect directors of the surviving or resulting corporation (or the general partner of a surviving partnership) in the same proportions that they held their shares prior to such merger or consolidation.

“Onex” means Onex Partners LP.

“Performance Period” means either of the Initial Performance Period, the Second Performance Period or the Third Performance Period.

“Performance Requirement” means the Adjusted EBITDA generated by the Company in accordance with the following schedule, and subject to any Acquisition Projection Adjustments: (i) for the Initial Performance Period, an amount equal to or exceeding $158.2 million; (ii) for the Second Performance Period, an amount equal to or exceeding the Adjusted EBITDA for calendar year 2010 multiplied by 1.1; and (iii) for the Third Performance Period, an amount equal to or exceeding the Adjusted EBITDA for the Second Performance Period multiplied by 1.1.  In the event that the Adjusted EBITDA generated by the Company in any Performance Period is equal to or exceeds the Adjusted EBITDA Target for such Performance Period, then the Performance Requirement shall be deemed immediately satisfied for any and all Performance Periods, irrespective of whether such Performance Periods have expired.

“Recap” means a recapitalization of the Company.

“Second Performance Period” means the period of time commencing on January 1, 2011 and expiring at the end of December 31, 2011.

“Subsequent Performance Period” means any Performance Period commencing after the expiration of the then-current Performance Period.

“Third Performance Period” means the period of time commencing on January 1, 2012 and expiring at the end of December 31, 2012.

3.     Restricted Stock. In order to encourage the Participant’s contribution to the successful performance of the Company and its subsidiaries, and in consideration of the covenants and promises of the Participant herein contained, the Company granted to the Participant as of the Date of Grant, [                            ] of Class A Common Stock, par value $0.01 per share, subject to the conditions and restrictions set forth herein and in the Plan (the “Restricted Stock”).

4.     Escrow of Certificates. Any certificates or book entries representing the shares of Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed by the Participant in blank (upon the request of the Company), with the transfer agent of the Company (or any other authorized designee of the Company, which the Company may choose in its sole discretion) until such shares have vested in the Participant in accordance with Section 6 hereof. Any certificate shall bear a legend as provided by the Company, conspicuously referring to the terms, conditions and restrictions described in the Plan and in this Amended and Restated Agreement; provided, however, that in the event the Company, in its sole discretion, permits book entries to represent the shares of Restricted Stock in lieu of certificates, the sole indicia of the Participant’s ownership of the vested shares of Restricted Stock will be one or more electronic entries in Participant’s brokerage account promptly following one or more vesting events in accordance with this Amended and Restated Agreement. The Participant, by executing this Amended and Restated Agreement in the space provided below, hereby acknowledges (a) that, as a material inducement to the grant of this Award under the Plan, the transfer agent of the Company (or any other authorized designee of the Company, which the Company may choose in its sole discretion)is so appointed as the escrow holder with the authority to hold said certificates and stock powers in escrow, to make any book entries in accordance with this Section, and to take all such actions and to effectuate all transfers of vested Restricted Stock or releases as are in accordance with the terms of this Amended and Restated Agreement or the Plan and (b) that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to the Participant (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent. The escrow holder may rely upon any letter, notice, or other document executed by any signature purported to be genuine.  No certificates will be issued for a partial share, and the Participant will receive the Fair Market Value of any partial share in cash.

5.     Restrictions on Transfer Before Vesting.  The shares of Restricted Stock granted under the Original Agreement to the Participant are subject to Section 8.1(b) of the Plan during the period from the Date of Grant until they have become vested in the Participant in accordance with the provisions of Section 6 hereof.

6.     Vesting of Restricted Stock. All restrictions shall lapse and the Participant shall become vested in the Restricted Stock as follows:

(a)       Time Vesting.  One-third (1/3) of the shares of Restricted Stock shall become vested on each of the first three anniversaries of the Date of Grant.

The Restricted Stock shall not vest pursuant to this Section 6(a) if the Participant has not been continuously employed by the Company or one of its subsidiaries from the Date of Grant through the applicable vesting date.  In addition, the Restricted Stock shall not vest until the Company has both satisfied the Performance Requirements with respect to any shares of Restricted Stock that are unvested as of the date of this Amended and Restated Agreement, and the Committee has provided the Compensation Committee Certification to the Company.

(b)   Notwithstanding the provisions of Section 6(a), upon the occurrence of a Liquidity Event, all shares of Restricted Stock shall, unless previously forfeited, become fully vested on the date of the consummation of such Liquidity Event.  The occurrence of a Recap shall not affect the vesting of the Restricted Stock under this clause (b)(i).

7.     Forfeiture of Unvested Restricted Stock. The shares of Restricted Stock that have not previously vested in accordance with Section 6 hereof shall be forfeited by the Participant to the Company as follows:

(a) If the Participant ceases to be an employee of the Company or one of its subsidiaries for any reason, then the shares of Restricted Stock that have not previously vested in accordance with Section 6 hereof as of the date of such termination, shall be forfeited automatically by the Participant to the Company;

(b)       Upon the consummation of a Liquidity Event, the shares of Restricted Stock that have not previously vested in accordance with Section 6 hereof as of the date of such Liquidity Event, shall be forfeited automatically by the Participant to the Company on the consummation.

8.     Beneficiary Designations. The person designated by the Participant as his or her beneficiary(ies) on the signature page hereof (each a “Beneficiary”) shall receive any distribution of vested shares otherwise due the Participant in the event of the death of the Participant prior to receipt of such shares. The Participant shall have the right to change the Beneficiary or Beneficiaries from time to time; provided, however, that any change shall not become effective until received in writing by the Secretary of the Company. If any designated Beneficiary survives the Participant but dies before receiving all of his benefits hereunder, any remaining benefits due him shall be distributed to the deceased Beneficiary’s estate. If there is no effective Beneficiary designation on file at the time of the Participant’s death, or if the designated Beneficiary or Beneficiaries have all predeceased such Participant, the payment of any remaining benefits shall be made to the Participant’s estate.

9.     Limitation of Rights.  Nothing in this Amended and Restated Agreement or the Plan shall be construed to:

(a)       give the Participant any right to be awarded any further restricted stock other than in the sole discretion of the Committee;

(b)       give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any subsidiary; or

(c)       confer upon the Participant the right to continue in the employment or service of the Company or any of its subsidiaries, or affect the right of the Company or any of its subsidiaries to terminate the employment or service of the Participant at any time or for any reason.

10.  Successors and Assigns. This Amended and Restated Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Amended and Restated Agreement except to the extent and in the manner expressly permitted herein.

11.  Securities Act. The Company will not be required to deliver any shares of Common Stock pursuant to this Amended and Restated Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933 or any other applicable federal or state securities laws or regulations. The Company may require that the Participant, prior to the issuance of any such shares pursuant to this Amended and Restated Agreement deliver to the Company a written statement (“Investment Letter”), in form and content acceptable to the Company, in its sole discretion, stating (i) that the Participant is purchasing the shares for investment and not with a view to the sale or distribution thereof, and (ii) that the Participant will not sell any shares of the Company that the Participant may then own or thereafter acquire except pursuant to a registered offering or a valid exemption from registration. Any stock certificates issued pursuant to this Amended and Restated Agreement shall bear a restrictive legend as follows:

THIS STOCK MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS.

12.  Withholding Taxes. The Participant hereby agrees that any shares that are transferred to the Participant (or Beneficiary) hereunder may be subject to the payment of or reduced by any amount or amounts that the Company is required to withhold under the then applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other federal, state or local tax withholding requirement (the “Withholding Amount”). The Participant may, in his or her discretion, make the election permitted by Section 83(b) of the Code with respect to the grant of Restricted Stock pursuant to this Amended and Restated Agreement, and, if such election is made, Participant shall provide a copy thereof to the Company on the date of filing. When the Company is required to withhold the Withholding Amount under the applicable provisions of law, the Participant hereby agrees to satisfy such requirement either by (a) paying to the Company, in cash or by certified or cashier’s check, an amount equal to the Withholding Amount, and/or (b) authorizing the Company to withhold the Withholding Amount from any cash or other compensation otherwise payable to the Participant, provided that, to the extent that the Participant does not remit the entire Withholding Amount by one or a combination of such methods, the Company may at its election withhold from the shares otherwise to be delivered to the Participant that number of shares having a fair market value, as determined by the Company,  equal to the remaining Withholding Amount.

13.  Governing Law. This Amended and Restated Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

[Signature page follows]

This Amended and Restated Agreement is executed and delivered, in duplicate, pursuant to the Plan, the provisions of which are incorporated herein by reference.

EMERGENCY MEDICAL SERVICES CORPORATION		PARTICIPANT

By:
	Name:	(signature)
Title:
(print name)

Address:

Facsimile No.

Social Security No.

BENEFICIARY DESIGNATION

I HEREBY DESIGNATE THE FOLLOWING PERSON(S) AS MY BENEFICIARY(IES) IN ACCORDANCE WITH SECTION 8 OF THE FOREGOING AGREEMENT:

(Print name(s), address(es) and Social Security No.(s)

(Participant’s signature)